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                                                                    Exhibit 10.1

                            SMOKY MARKET FOODS, INC.
                   NOTE, SHARE AND WARRANT PURCHASE AGREEMENT

         THIS NOTE, SHARE AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made and entered into as of May 28, 2009 by and among Smoky Market Foods, Inc., a Nevada corporation (the "Company"), and 70 LIMITED LLC, a Nevada limited liability company (the "Investor"), and, with respect to Section 5 of this Agreement, The Jimma Lee Beam Revocable Trust (the "Trust").

                                    RECITALS

A. Investor desires to acquire, and the Company desires to issue to Investor, additional securities of the Company, in accordance with the terms and conditions of this Agreement.

B. The Company issued that certain promissory note dated as of September 30, 2008 in the principal amount of $500,000(the "First Prior Note") in favor of the Trust.

C. The Company issued that certain promissory note dated as of January 26, 2009 in the principal amount of $150,000 in favor of Investor (together with the First Prior Note, the "Prior Notes").

D. The Trust and Investor are affiliates, and in connection with the transactions contemplated by this Agreement, the Trust and Investor have agreed to terminate the Prior Notes so that such Prior Notes are superseded by the Note (as defined below), as provided herein.

         In consideration of the mutual covenants set forth herein, and other good and valuable consideration, the Company and Investor hereby agree as follows:

1. PURCHASE OF SECURITIES:

         (a) PURCHASE OF SECURITIES. Subject to the terms and conditions of this Agreement, the Investor shall purchase, and the Company shall sell and issue to the Investor, at the Closing (as defined below), (i) a promissory note substantially in the form, and with the terms, attached hereto as Exhibit A in the principal amount of $2,152,500 (the "Note"), (ii) 11,587,926 shares of common stock of the Company (the "Shares"), and (iii) warrants to purchase 1,852,500 shares of common stock of the Company substantially in the form attached hereto as Exhibit B (the "Warrants"; together with the Note and the Shares, the "Securities"). The purchase price for the Securities shall be $1,500,000 in cash and cancellation of the Prior Notes (the "Purchase Price"). The proceeds from the sale of the Securities are to be used toward for working capital and general corporate purposes, including the payment of accounts payable, legal and accounting fees, ongoing consulting and employment expenses and other purposes. The Company expects to raise additional capital, on terms that may be more or less favorable than those offered to Investor, in the immediate future. As reasonably requested by the Company, Investor shall complete a substitute W-9 or such other forms as the Company requests in order for it to comply with its reporting and other obligations.

         (b) CLOSING. The closing (the "Closing") of the purchase and sale of the Securities shall take place on a date within one (1) business day after the date first set forth above, and the date of the Closing (the "Closing Date") shall be the date (which shall be within such three business day period) the Investor pays the Purchase Price by check or wire transfer to the Company. On the date the funds for the Purchase Price clear, the Company shall cause to be delivered to the Investor a facsimile copy of the Note and the Warrants, duly executed and made out in favor of Investor. Within five (5) business days of the Closing, the Company shall cause the original Note, the Warrants and certificates representing the Shares to be delivered to Investor at the address set forth on the signature page hereof. The Closing shall be deemed to have occurred at the offices of the Company. Failure of either party to deliver the items required by the preceding sentence when and as required thereby shall constitute a breach of this Agreement (and the other party shall be entitled to demand specific performance in addition to any other remedies available at law or in equity).


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2. REPRESENTATIONS AND WARRANTIES OF INVESTOR: Investor makes the following representations and warranties, with the intent that they be relied upon by the Company and each officer, director, employee and agent of the Company in determining Investor's suitability as a purchaser of the Securities. Investor hereby agrees that these representations and warranties shall survive the Investor's purchase of the Securities. By signing this Agreement, Investor represents that he has read and acknowledged the representations set forth in this Section 2.

         (a) Investor is the sole and true party in interest, is acquiring the Securities for Investor's own account for investment, is not purchasing the Securities for the benefit of any other person, and has no present intention of holding or managing the Securities with others or of selling, distributing or otherwise disposing of any portion of the Securities.

         (b) This Agreement constitutes the Investor's valid and legally binding obligation, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights, and rules of law governing specific performance, and the Investor has full power and authority to enter into this Agreement.

         (c) Investor is domiciled in the State set forth on the signature page hereof and has no present intention of becoming domiciled into, or to otherwise located in, any other state or jurisdiction, and is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act (as defined below). Investor has filled in and executed an Investor Questionnaire in the form attached hereto as Exhibit C, and the information set forth in such Investor Questionnaire is true and correct as of the date hereof.

         (d) Investor is aware that an investment in the Securities is highly speculative and subject to substantial risks. Investor has adequate means of providing for his current needs and possible contingencies, and is able to bear the high degree of economic risk of this investment, including, but not limited to, the possibility of the complete loss of Investor's entire investment and the limited transferability of the Securities, which may make the liquidation of this investment impossible for the indefinite future.

         (e) Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and making an informed investment decision.

         (f) Investor understands that the Securities will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, in partial reliance upon exemptions from registration for certain private offerings. Investor understands and agrees that the Securities, or any interest therein, may not be resold or otherwise disposed of by Investor unless the resale of the Securities is subsequently registered under the Securities Act and under all applicable state securities laws or unless the Company receives an opinion of counsel, satisfactory to it that an exemption from registration is available. Further, Investor understands that only the Company can take action so as to register the Securities.


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         (g) Investor acknowledges and represents that Investor has received and reviewed a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2008, together with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the "Disclosure Document"), and any amendments or supplements thereto, has been given a reasonable opportunity to review all documents, books, and records of the Company pertaining to this investment, has been supplied with all additional information concerning the Company and the Securities that has been requested by Investor, has had a reasonable opportunity to ask questions of and receive answers from the Company or its representatives concerning this investment, and that all such questions have been answered to the full satisfaction of Investor.

         (h) Investor has received no representations, written or oral, from the Company, a placement agent or any officer, director, employee, attorney or agent thereof, other than those contained in the Disclosure Document and this Agreement. In making the decision to purchase the Securities, Investor has relied solely upon Investor's review of the Disclosure Document, this Agreement, and independent investigations made by Investor or Investor's representatives without assistance of the Company.

(i) Investor understands and agrees that the following restrictions and limitations are applicable to his purchases and resales, pledges, hypothecations, or other transfers of the Securities (including for purposes of this subsection (i), any shares of common stock issuable upon exercise of the Shares):

              i. The Securities shall not be sold, pledged, hypothecated, or otherwise transferred unless registered under the Securities Act and applicable state securities laws or an exemption from registration is available;

              ii. Each certificate or other document evidencing or representing the Securities shall be stamped or otherwise imprinted with a legend in the form set forth on the form of Note and Share, respectively, attached hereto, or a similar legend for any shares of common stock.

              iii. Stop transfer instructions have been or will be placed on the Securities so as to restrict the resale, pledge, hypothecation, or other transfer thereof in accordance with the provisions hereof.

         (j) Investor represents and affirms that none of the following information has ever been represented, guaranteed, or warranted to Investor, expressly or by implication, by any person:

              i. The approximate or exact length of time that Investor will be required to remain a security holder of the Company;

              ii. The percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or

              iii. The possibility that the past performance or experience on the part of the Company or any affiliate, or any officer, director, employee, or agent of the foregoing, might in any way indicate or predict the results of ownership of the Securities or the potential success of the Company's operations.

         (k) Investor represents that he or she has read and considered fully the sections in the Disclosure Document identifying risk factors and investment considerations and understands that (i) any investment in the Securities is highly speculative and is subject to a high degree of risk, and (ii) there are substantial restrictions on the transferability of the Securities, and it may be impossible to liquidate an investment in the Securities in case of an emergency.


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3. INDEMNIFICATION: Investor acknowledges that Investor understands the meaning and legal consequences of the representations and warranties set forth in
Section 2 hereof and that the Company and the officers, directors, employees, and agents of the Company have relied and will rely upon such representations and warranties. Investor hereby agrees to indemnify and hold harmless the Company and each of its officers, directors, employees, and agents from and against any and all loss, claim, damage, liability, cost, or expense (including attorneys' fees), joint or several, to which any such person may become subject due to or arising out of:

         (a) Any breach by Investor of any representation or warranty set forth in Section 2 above;

         (b) Any inaccuracy in the representations and warranties set forth in
Section 2 above;

         (c) The disposition of any of the Securities by Investor contrary to the representations and warranties set forth in Section 2 above; and

         (d) Any action, suit, proceeding, demand, assessment, or judgment incident to or based upon any of the matters indemnified against.

         Notwithstanding the foregoing, however, no representation, warranty, acknowledgement or agreement made herein by Investor shall in any manner be deemed to constitute a waiver of any rights granted to him under federal or state securities laws.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company represents to Investor that as of the date hereof:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

         (b) The Company has the legal right and power and all authority necessary to accept and execute this Agreement, to issue and deliver the Securities, and to perform fully its obligations hereunder. This Agreement has been duly authorized and, upon proper acceptance and execution by an officer of the Company, will constitute a valid and binding agreement of the Company enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         (c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for qualifications or filings required under the Securities Act, the Securities Exchange Act and under state securities laws and stock exchange or stock quotation service regulations.

         (d) When issued, sold and delivered in accordance with the terms hereof, the Shares and any shares of common stock issuable upon exercise of the Warrants will be duly and validly issued, fully-paid and nonassessable.

         (e) The Company acknowledges that Investor will rely on the foregoing representations and warranties of the Company, and the Company hereby agrees to indemnify and hold harmless Investor from and against any and all loss, claim, damage, liability, or expense and any action in respect thereof to which Investor may become subject as a direct result of a breach by the Company of any such representations or warranties together with all reasonable costs and expenses (including attorneys' fees) incurred by Investor in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against.


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5. TERMINATION OF PRIOR NOTES. Effective upon the Closing, the Prior Notes are hereby terminated and of no further force or effect. The Trust and Investor shall deliver the original Prior Notes to the Company as soon as reasonably practicable. The Trust and Investor each represent and warrant that the Prior Notes have not been pledged, sold, delivered, transferred, assigned or exchanged.

6. RIGHT TO DESIGNATE DIRECTOR; OBSERVER RIGHTS.

         6.1 DESIGNATION RIGHTS. Until the Note has been paid in full, Investor shall have the right to require the Company to take all such action as is necessary or advisable and within its control (except to the extent such actions, upon advice of counsel, would be a breach of, contrary to or otherwise in conflict with any applicable law or fiduciary duty imposed thereby), including without limitation calling special Board of Director and stockholder meetings, so that:

              (a) one individual designated by the Investor (the "Investor's Director") shall be appointed or elected to the Board of Directors;

              (b the removal from the Board of Directors (with or without cause) of the Investor's Director shall be at the written request of the Investor but only upon such written request and under no other circumstances; and

              (c) in the event that the Investor's Director ceases to serve as a member of the Board of Directors during his term of office (whether by death, resignation or removal), the resulting vacancy on the Board of Directors shall be filled by an individual designated by the Investor.

         6.2 FAILURE TO DESIGNATE INVESTOR'S DIRECTOR. Until Investor provides written notice of its designee for Investor's directorship or if the Investor fails to designate an individual to fill the Investor's directorship pursuant to the terms of this Section 6, the individual previously holding such directorship shall be elected to such position, or if such individual fails or declines to serve, the election of an individual to such directorship shall be accomplished in accordance with the Company's Bylaws and applicable law.

         6.3 OBSERVER RIGHTS. Until the appointment or election of the Investor's Director and until the Note has been paid in full, the Company shall give the Investor notice of each meeting of the Board of Directors, at the same time and in the same manner as notice is given to the directors of the Board of Directors, and, except as set forth in Section 6.4, the Company shall permit one representative selected by the Investor (the "Observer") to attend, as an observer, all meetings of the Board of Directors. Except as set forth in Section 6.4, the Observer shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings. In connection with the attendance of any meeting, or the receipt of any materials and other information by the Observer, Investor shall cause the Observer to keep such materials and information confidential, and Observer shall sign a confidentiality agreement in form and substance reasonably satisfactory to the Company.

         6.4 EXCEPTIONS TO OBSERVATION RIGHTS. Notwithstanding anything in this Agreement to the contrary, the Board of Directors may limit the access of the Observer to any of the following types of materials or communication, or to any portion of any meeting to which any of the following considerations applies: (i) the materials, communications or meeting involve communications with counsel with respect to which the Board of Directors desires to maintain the right to assert attorney-client privilege, (ii) the materials, communications or meeting involve claims by, or transactions with, the Investor, the Observer or any affiliate of the Investor or Observer (including any entity in which the Investor, the Observer or any affiliate owns a 5% or greater equity interest), or (iii) the Board of Directors otherwise determines, in its reasonable, discretion, that granting the Observer access to such materials, communications or meeting would create a material risk to the interests of the Company.


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         6.5 TERMINATION OF DIRECTOR DESIGNATION AND OBSERVER RIGHTS. Investor's
rights under this Section 6, including the right to designate an individual to serve on the Board of Directors and to select an Observer shall immediately terminate upon the satisfaction of all amounts outstanding under the Note.

7. PAYMENT OF NOTE UPON RECEIPT OF PROCEEDS FROM PREFERRED STOCK OFFERING. The Company agrees to prepay the Note in an amount equal to at least fifty percent (50%) of the total net proceeds above $2,000,000 of any Qualified Offering. For the purposes of this Section 7, "Qualified Offering" means an offering of the Company's capital stock, other than the offering contemplated by this Agreement, in which the total net cash proceeds to the Company are in excess of $2,000,000.

8. NON-TRANSFERABILITY: Investor agrees not to transfer or assign this Agreement or any of his interest herein.

9. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof, supersedes any and all prior agreements and understandings of the parties, and may be amended only by a writing executed by all parties. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change, or restrict the express provisions hereof.

10. EXPENSES: Each of the Company and Investor will bear his/her/its own legal and other fees and expenses in connection with the transactions contemplated in this Agreement.

11. GOVERNING LAW: This Agreement shall be governed and construed for all purposes in accordance with the laws (without giving effect to the principles governing conflicts of laws) of the State of Nevada. The parties hereby subject themselves to the jurisdiction of the federal and state courts located within the State of Nevada and agree that the exclusive venue and place of jurisdiction for any lawsuit arising under or related to this Agreement shall be the State of Nevada.

12. NOTICES: Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, on the date of receipt if sent by telecopier or overnight courier, charges prepaid, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (b) if to Investor, at Investor's address as set forth below Investor's name on the signature page of this Agreement, or at such other address as the Company or Investor may designate by ten (10) days' advance written notice to Investor or the Company, respectively.

13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES: The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and Closing; provided, however, that such representations and warranties are only made as of the date of such execution and delivery and as of such Closing.

14. AMENDMENTS: Any term or provision of this Agreement may be amended and the observance of any term, condition, or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by the Company and Investor.

15. SEVERABILITY: If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

16. COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile copy of this Agreement, or any counterpart hereto, shall be valid as an original.


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17. HEADINGS / GENDER: The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement. Any masculine, feminine or neuter term in this Agreement shall be deemed to include each of the masculine, feminine and neuter gender.

18. INCORPORATION BY REFERENCE: All statements, representations and other information set forth on the signature page hereof and all attachments and exhibits hereto are incorporated herein as integral terms of this Agreement.



                            [SIGNATURE PAGE FOLLOWS]







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         IN WITNESS WHEREOF, the parties hereto have executed or caused this
Smoky Market Foods, Inc. Note, Share and Warrant Purchase Agreement to be executed by their duly authorized representatives as of the date first written above.

                                              "COMPANY"

                                              SMOKY MARKET FOODS, INC.,
                                              a Nevada corporation


                                              By: /s/ Edward Feintech
                                                  ------------------------------
                                              Edward Feintech, its CEO


                                              Address:
                                                 804 Estates Dr., Suite 100
                                                 Aptos, California 95003
                                                 Fax: (831) 685-4782

                                              "INVESTOR"

                                              70 LIMITED LLC



                                              __________________________________
                                              By:
                                              Title:  __________________________

                                              Address:
                                                  3554 Wild Cherry Court
                                                  Las Vegas, NV
                                                  Fax: (702) 898-1974



         With respect to Section 5 only, the undersigned has executed or caused this Smoky Market Foods, Inc. Note, Share and Warrant Purchase Agreement to be executed by its duly authorized representatives as of the date first written above.

                                              "TRUST"

                                              JIMMA LEE BEAM REVOCABLE TRUST


                                              __________________________________
                                              By:
                                              Title: ___________________________

                                              Address:
                                                  3554 Wild Cherry Court
                                                  Las Vegas, NV
                                                  Fax: (702) 898-1974




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